FOR IMMEDIATE RELEASE

Commerce Bancshares Issues Notice of Redemption of Series B Preferred Shares

KANSAS CITY, MO, July 31, 2020 – Commerce Bancshares, Inc. today announced that it will redeem all outstanding shares of its 6.00% Series B Non-Cumulative Perpetual Preferred Stock, $1.00 par value per share (“Series B Preferred Stock”), and the corresponding depositary shares representing fractional interests in the Series B Preferred Stock (“Series B Depositary Shares”).
The Series B Depositary Shares (Nasdaq: CBSHP, CUSIP: 200525301), each representing a 1/1,000th interest in a share of Series B Preferred Stock, will be redeemed simultaneously with the redemption of the Series B Preferred Stock at a redemption price of $25 per depositary share (equivalent to $1,000 per share of preferred stock). All 6,000,000 outstanding Series B Depositary Shares will be redeemed on the dividend payment date of September 1, 2020 (the “Redemption Date”).

Regular dividends on the outstanding shares of the Series B Preferred Stock of 6.00% per share will be paid separately on September 1, 2020 to holders of record as of the close of business on August 14, 2020, in the customary manner. Accordingly, the redemption price for the Series B Preferred Stock will not include any accrued and unpaid dividends. On and after the Redemption Date, all dividends on the shares of Series B Preferred Stock will cease to accrue.

Holders of Series B Preferred Stock that have certificates will receive the redemption price upon presentation and surrender of such certificates to be redeemed to Computershare Trust, N.A., as redemption agent, at 462 South Fourth Street, Suite 1600, Louisville, KY 40202. Series B Depositary Shares that are held in book entry through The Depository Trust Company (“DTC”) will be redeemed in accordance with the procedures of DTC.

About Commerce Bancshares, Inc.
With $30.5 billion in assets1, Commerce Bancshares, Inc. (NASDAQ: CBSH) is a registered bank holding company offering a full line of banking services, including payment solutions, investment management and securities brokerage. Commerce Bank, a subsidiary of Commerce Bancshares, Inc., leverages more than 150 years of proven strength and experience to help individuals and businesses solve financial challenges. In addition to offering payment solutions across the U.S., Commerce Bank currently operates full-service banking facilities across the Midwest including the St. Louis and Kansas City metropolitan areas, Springfield, Central Missouri, Central Illinois, Wichita, Tulsa, Oklahoma City, and Denver. It also maintains commercial offices in Dallas, Houston, Cincinnati, Nashville, Des Moines, Indianapolis, and Grand Rapids. Commerce delivers high-touch service and sophisticated financial solutions at regional branches, commercial offices, ATMs, online, mobile and through a 24/7 customer service line. Learn more at www.commercebank.com.

1.As of June 30, 2020

Forward-Looking Statements
This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include the factors described in our Annual Report on Form 10-K for the year ended December 31, 2019. In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this press release you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

For additional information, contact:

Matt Burkemper, 314-746-7485
SVP Corporate Development and Investor Relations
matthew.burkemper@commercebank.com

Source: Commerce Bancshares, Inc.